AMENDMENT NO. 1
                           Dated as of March 29, 1996

                                       to

                     RECEIVABLES PURCHASE AND SALE AGREEMENT
                           Dated as of October 6, 1995


             THIS AMENDMENT NO. 1 (the "Amendment") is executed as of March 29, 1996, among SNAP-ON CREDIT CORPORATION, a Wisconsin corporation (the "Seller"), THE BANKS parties to the "Parallel Purchase Agreement" referred to below (the "Banks"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, individually ("CNAI"), and as agent (the "Agent").

                                   WITNESSETH:

             WHEREAS, the Seller, the Banks, CNAI and the Agent are parties to that certain Receivable Purchase and Sale Agreement dated as of October 6, 1995 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Parallel Purchase Agreement");

             WHEREAS, the Seller, the Banks, CNAI and the Agent have agreed to amend the Parallel Purchase Agreement on the terms and conditions hereinafter set forth; and

             WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Parallel Purchase Agreement;

             NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Seller, the Banks, CNAI and the Agent agree as follows:

             Section 1. Amendment to the Parallel Purchase Agreement. The Parallel Purchase Agreement is hereby amended as follows:

             (a) Section 1.01 of the Parallel Purchase Agreement is amended by deleting in their entirety the definitions of "Commitment," Fee Letter" and "Majority Banks" set forth therein and substituting in their respective places, the following:

                  "Commitment" means at any time, $150,000,000, as
             such amount may be increased pursuant to Section 2.03(b) or reduced pursuant to Section 2.03; provided, however, that at all times on and after the Termination Date, the "Commitment" shall mean the aggregate Capital for all Eligible Assets.

                  "Fee Letter" means the letter agreement dated as
             of October 6, 1995, among the Seller, Corporate Asset Funding Company, Inc., Citibank, CNAI, the Agent and the "Agent" under and as defined in the Investor Agreement, as such letter agreement may be amended, restated, supplemented or otherwise modified from time to time.

                  "Majority Banks" means, at any time, such Banks
             as shall then have outstanding Capital of Percentage Interests in an aggregate amount exceeding 66-2/3% of the aggregate amount of Capital outstanding hereunder, and if at such time no Capital is outstanding hereunder, such Banks as shall have Percentages aggregating more than 66-2/3%; provided, however, that if at any time, but for the application of this proviso, Citibank alone would constitute the Majority Banks pursuant to this definition, then "Majority Banks" shall mean, at such time, Citibank and at least one other Bank.

             (b) Article II of the Parallel Purchase Agreement is amended by deleting Section 2.03 thereof in its entirety and substituting in its place the following:

                  SECTION 2.03. Termination or Reduction of the Commitment; Increase of the Commitment.
                  (a) The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Commitment; provided, however, that each partial reduction shall be in an amount equal to $1,000,000 or an integral multiple thereof. On each day on which the Seller shall, pursuant to Section 2.03 of the Investor Agreement reduce in part the unused portion of the "Purchase Limit" (as defined in the Investor Agreement"), the Commitment shall reduce automatically by an equal amount.

                  (b)  Subject to the terms and conditions set
             forth below, the Commitment shall be increased on April 1, 1996, to $175,000,000, and on August 1, 1996,
             to $200,000,000; provided, however, that (i) each such increase shall be subject to the conditions that (A) on or before April 1, 1996, or August 1, 1996, as the case may be, the Agent shall have received any fees payable in connection with such increase as specified in the Fee Letter, (B) all of the conditions specified in Section 3.02 of this Agreement shall be satisfied as of April 1, 1996, or August 1, 1996, as the case may be, as though such increase were a Purchase or reinvestment occurring on such date, (C) the "Purchase Limit" (under and as defined in the Investor Agreement) shall have been increased such that after giving effect to any such increase in the Commitment, the amount of the Commitment and the amount of the "Purchase Limit" (under and as defined in the Investor Agreement) shall be the same, (D) the Termination Date shall not have occurred and (E) prior to April 1, 1996, or August 1, 1996, as the case may be, there shall have been no reduction of the Commitment pursuant to Section 2.03(a), and (ii) no increase in the Commitment shall be made on August 1, 1996, unless
             (A) the Commitment shall have been increased as provided herein on April 1, 1996, and (B) as of August 1, 1996, the aggregate Maximum Purchase of all Banks other than Citibank or any of its Affiliates shall at least equal $55,000,000.

             Section 2. Effective Date. This Amendment shall become effective and shall be deemed effective as of the date first above written upon the satisfaction of the following conditions precedent: (a) no event has occurred and is continuing which constitutes an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both; (b) the Termination Date shall not have occurred; and (c) the Agent shall have received (i) six copies of this Amendment duly executed by the Seller, the Banks, CNAI and the Agent,
   (ii) six copies of Amendment No. 1 of even date herewith to the Investor Agreement duly executed by all parties thereto, and (iii) a copy of the Fee Letter, as amended and restated as of the date hereof, duly executed by all parties thereto.

             Section 3. Reference to and Effect on the Parallel Purchase Agreement and the Related Documents. Upon the effectiveness of this Amendment, (i) the Seller hereby reaffirms all covenants, representations and warranties made by it in the Parallel Purchase Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment and (ii) each reference in the Parallel Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be, and any references to the Parallel Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Parallel Purchase Agreement shall mean and be, a reference to the Parallel Purchase Agreement as amended hereby.

             Section 4. Effect. Except as otherwise amended by this Amendment, the Parallel Purchase Agreement shall continue in full force and effect and is hereby ratified and confirmed.

             Section 5. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York.

             Section 6. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

             Section 7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

   SELLER:                       SNAP-ON CREDIT CORPORATION


                                 By:
                                      Name: Ned R. Brooks
                                      Title: Vice President


   CNAI/AGENT:                   CITICORP NORTH AMERICA, INC.,
                                 individually and as Agent


                                 By:
                                      Name:
                                      Title:

   BANKS:                        CITIBANK, N.A.


                                 By:
                                      Name:
                                      Title: